EXHIBIT (A)(24)

FOR IMMEDIATE RELEASE

Investor Contact:                         Media Contact:
-----------------                         -------------
Tania Almond                              Denise DesChenes/Dan Gagnier
Investor Relations                        Citigate Sard Verbinnen
410-528-7555                              212-687-8080

       NEIGHBORCARE COMMENTS ON OMNICARE'S INTENTION TO NOMINATE DIRECTORS

BALTIMORE, MD - December 23, 2004 - NeighborCare, Inc. (NASDAQ: NCRX) today responded to Omnicare's (NYSE:OCR) announcement of their intention to file a definitive proxy statement and nominate three directors to NeighborCare's eight member Board.

John J. Arlotta, NeighborCare's Chairman, President, and Chief Executive Officer, said: "Our Competitor's intention to file a definitive proxy statement is yet another step in their efforts to acquire our company at an inadequate price. This is clearly a self-serving attempt to benefit their shareholders at the expense of ours. This is made clear by the fact that they continue to emphasize to their investors that the offer they have made would be very accretive to Omnicare. As demonstrated by our performance over the last year, NeighborCare remains focused on executing the business plan that we outlined in a presentation to investors on June 14, 2004. Our Board of Directors continues to believe in our plan and management's ability to deliver shareholder value greater than the $30 per share offer. Our Board has worked hard to protect this value and shareholders should question whether a competitor's nominees will act in their best interests.

NeighborCare's proxy materials, which will contain important information about NeighborCare, will be filed and distributed in advance of the 2005 annual meeting, once the date has been set. NeighborCare urges shareholders to wait until they have had an opportunity to review that information before determining which slate of directors will best represent their interests.

ABOUT NEIGHBORCARE, INC.
NeighborCare, Inc. (NASDAQ: NCRX) is one of the nation's leading institutional pharmacy providers serving long term care and skilled nursing facilities, specialty hospitals, assisted and independent living communities, and other assorted group settings. NeighborCare also provides infusion therapy services, home medical equipment, respiratory therapy services, community-based retail pharmacies and group purchasing. In total, NeighborCare's operations span the nation, providing pharmaceutical services in 32 states and the District of Columbia.

Visit our website at www.neighborcare.com.
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STATEMENTS MADE IN THIS PRESS RELEASE, OUR WEBSITE AND IN OUR OTHER PUBLIC
FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN


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REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED
BED COUNT, EXPECTED SG&A EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND
ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE
NOT LIMITED TO, THE FOLLOWING: COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED BY THE EFFECTS OF OMNICARE'S TENDER OFFER OR ITS PENDENCY ON THE COMPANY AND ITS BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING OMNICARE'S TENDER OFFER, BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.

NEIGHBORCARE, INC. PLANS TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO NEIGHBORCARE'S SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS WITH RESPECT TO NEIGHBORCARE'S 2005 ANNUAL MEETING OF STOCKHOLDERS. NEIGHBORCARE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING DETAILED INFORMATION ABOUT INDIVIDUALS WHO MAY PARTICIPATE IN NEIGHBORCARE'S SOLICITATION OF PROXIES. NEIGHBORCARE'S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE FOR FREE AT WWW.SEC.GOV OR AT NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM. YOU MAY ALSO OBTAIN A FREE COPY OF NEIGHBORCARE'S PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BY CONTACTING MACKENZIE PARTNERS, INC., TOLL FREE AT 1-800-322-2885.


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